                                                                       Exhibit 5


THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SAID ACT AND ALL OTHER APPLICABLE SECURITIES LAWS OR ANY OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


No. W-2                                         Warrant to Purchase up to 68,226
Date September 1, 2000                                    Shares of Common Stock
                                                         (subject to adjustment)


                       WARRANT TO PURCHASE COMMON STOCK
                                      OF
                         OPINION RESEARCH CORPORATION

                         Void after September 1, 2010

     This certifies that, for value received, LLR Equity Partners Parallel, L.P. or its registered assigns (the "Holder") is entitled, subject to the terms and conditions set forth below, to purchase from Opinion Research Corporation, a Delaware corporation (the "Company"), 68,226 shares of common stock (or such other number of shares of common stock as may be determined in accordance with
Section 2 hereof), par value $.01 per share, of the Company (the "Common Stock"), as constituted on the date hereof (the "Warrant Issue Date"), upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant, which is issued for the Common Stock of the Company, and any warrants delivered in substitution or exchange therefor as provided herein.

     This Warrant is issued in connection with the transactions described in
Section 1 of the Purchase Agreement by and among the Company, LLR Equity Partners, L.P. and LLR Equity Partners Parallel, L.P dated as of September 1, 2000 (the "Purchase Agreement"). The Holder of this Warrant is subject to certain restrictions set forth in the Purchase Agreement and shall be entitled to certain rights and privileges set forth in the Purchase Agreement. This Warrant is one of the Warrants referred to as the "Warrants" in the Purchase Agreement.

     1.   Term of Warrant. Subject to the terms and conditions set forth herein,
          ---------------
this Warrant shall be exercisable, in whole or in part, during the term (the "Term") commencing at

9:00 a.m., Philadelphia, Pennsylvania time, on the date hereof and ending at 5:00 p.m., Philadelphia, Pennsylvania time, on September 1, 2010, and shall be void thereafter.

     2.   Exercise Price and Number of Shares.  The "Exercise Price" at which
          -----------------------------------
this Warrant may be exercised shall be $12.00 per share of Common Stock. The Exercise Price and the number of shares that this Warrant shall represent are subject to adjustment from time to time pursuant to Section 11 hereof.

     3.   Exercise of Warrant.
          -------------------

          (a)  Manner of Exercise.  The purchase rights represented by this
               ------------------
Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment (i) in cash or by check acceptable to the Company, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder, or
(iii) by a combination of (i) and (ii), of the purchase price of the shares to be purchased.

          (b)  Time of Exercise.  This Warrant shall be deemed to have been
               ----------------
exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within 10 days thereafter, the Company, at its expense, will issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company, at its expense, shall execute and deliver a new warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

          (c)  Net Issue Exercise.  Notwithstanding any provisions herein to the
               ------------------
contrary, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                      Y (A-B)
                      ------
                 X =    A

                      X = the number of shares of Common Stock to be issued to the Holder

                      Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

                      A = the fair market value of one share of the Company's Common Stock (at the date of such calculation)

                      B = Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of a share of Common Stock for purposes of this Warrant (the "Fair Market Value") shall be determined as follows:

               (i) If the Company's Common Stock (or any other Common Stock having the same economic rights) is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange or, if not so listed or admitted to unlisted trading privileges, listed on the National Market System ("NMS") of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the Fair Market Value shall be the last reported sale price of the Common Stock on such exchange or on the NMS on the last Business Day prior to the date of exercise of this Warrant or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange or on the NMS; or

               (ii) If the Common Stock (or any other Common Stock having the same economic rights) is not listed on a national securities exchange or on the NMS or admitted to unlisted trading privileges on a national securities exchange, the Fair Market Value shall be the mean of the last bid and asked prices reported on the last Business Day prior to the date of the exercise of this Warrant (A) by NASDAQ or (B) if reports are unavailable under clause (i) above by the National Quotation Bureau Incorporated; or

               (iii) If the Common Stock (or any other Common Stock having the same economic rights) is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Fair Market Value shall be an amount determined in good faith to be the fair market value of a share of Common Stock (without taking into account any minority discount) in such reasonable manner as may be prescribed by the Board of Directors of the Company, based on the fair market enterprise value of the Company and its subsidiaries, if any, taken as a whole, net of all debt and other senior securities, and shall be determined in accordance with the following procedures:

               (A) The Company shall promptly notify the Holder of such fair market value determination by its Board of Directors and shall send the Holder data forming the basis of the valuation, together with an explanation thereof.

               (B) The Holder shall have 15 Business Days after receipt of notice of such determination in which to consult with the Company and request further information.

               (C) At the end of any consulting period, the Holder may by notice in writing (the "Appraisal Notice") request an independent appraisal. In the event that the Holder requests an independent appraisal, the appraiser shall be a nationally recognized independent investment bank jointly appointed by the Company and the Holder. If the Holder and the Company are unable to agree upon the selection of a nationally recognized independent investment banker within 20 days after delivery of the Appraisal Notice, the Holder and the Company shall, within 20 days after delivery of the Appraisal Notice, each select a nationally recognized independent investment banker who shall select a third nationally recognized independent investment banker to determine the fair market value, which third investment banker's valuation shall be final and binding upon the Holder and the Company with respect to the determination of the Fair Market Value. The cost and expenses of any appraiser or investment banker shall be borne by the Company. The Holder shall have the right and be given the opportunity to participate in the appraiser's valuation process. The Company shall use its reasonable best efforts, and the Holder shall cooperate, to cause the determination of the appraiser to be made within 15 Business Days of its appointment. The determination of the appraiser shall be final and binding on the parties.

For purposes of this Agreement, "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of Philadelphia, Pennsylvania are authorized or required by law to close.

               (d)  Par Value. The Company shall not close its books against the
                    ---------
transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. If the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at any time greater than the Exercise Price then in effect, the Purchaser may elect (but shall not be obligated) to purchase shares of Common Stock hereunder at par value, and the Company shall be obligated to reimburse the Purchaser for the aggregate amount of consideration paid in connection with such exercise in excess of the Aggregate Exercise Price.

               (e)  Filings. The Company shall assist and cooperate with any
                    -------
Holder required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

          (f)  Public Offering. Notwithstanding any other provision hereof, if
               ---------------
an exercise of any portion of this Warrant is to be made in connection with a registered public offering, sale of the Company or other transaction involving the Company, the exercise of any portion of this Warrant may, at the election of the Holder, be conditioned upon the consummation of the public offering, sale of the Company or other transaction, in which case such exercise shall not be deemed to be effective until the consummation of such public offering, sale of the Company, or other transaction respectively.

          (g)  Listing. The Company shall take all such reasonable actions as
               -------
may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company will use its reasonable best efforts to cause the shares of Common Stock to be issued upon such exercise, to be listed on any domestic securities exchange upon which shares of Common Stock are listed at the time of such exercise. The Company shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrant.

     4.   No Fractional Shares or Scrip.  No fractional shares or scrip
          -----------------------------
representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

     5.   Replacement of Warrant.  On receipt of evidence reasonably
          ----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

     6.   Rights of Stockholders.  Subject to Sections 9 and 11 of this Warrant,
          ----------------------
the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

     7.   Transfer of Warrant.
          -------------------

          (a) Warrant Register.  The Company will maintain a register (the
              ----------------
"Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

          (b) Warrant Agent.  The Company may, by written notice to the Holder,
              -------------
appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

          (c) Transferability and Nonnegotiability of Warrant.  This Warrant may
              -----------------------------------------------
not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the "Act") and subject to Sections 3 and 7 of the Purchase Agreement, title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

          (d) Exchange of Warrant Upon a Transfer.  On surrender of this Warrant
              -----------------------------------
for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers contained in this Section 7 and Sections 3 and 7 of the Purchase Agreement, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

          (e) Restrictions on Transfer.  The Holder of this Warrant by
              ------------------------
acceptance hereof agrees that the transfer of this Warrant and the shares of Common Stock issuable upon the exercise of all or any portion of this Warrant (the "Securities") are subject to the provisions of Sections 3 and 7 of the Purchase Agreement, which include restrictions on transfer of the Securities; and this Warrant and the Securities shall be entitled to all rights and benefits accorded thereto in the Purchase Agreement, and the applicable provisions of the Purchase Agreement are hereby incorporated herein by reference.

     8.   Reservation of Stock.  The Company covenants that during the term this
          --------------------
Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its certificate of incorporation (the "Certificate") to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

     9.   Notices of Certain Events.
          -------------------------

          (a)  In case:

               (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

               (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

               (iii) of any voluntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the date therein specified.

          (b) All such notices, advices and communications shall be deemed to have been received (i) when delivered personally, (ii) three business days after being mailed by first class mail, postage prepaid, or (iii) one business day after being sent by a reputable overnight delivery service, postage or deliver charges prepaid. Notices, advices and communications may also be given by prepaid telegram or facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in the manner provided in the preceding sentence.

     10.  Amendments and Waivers.
          ----------------------

          (a)  Manner of Amendment. Any term of this Warrant may be amended or
               -------------------
waived upon the written consent of the Company and the holders of a majority of the shares of Common Stock issuable upon exercise of the Warrants issued pursuant to the Purchase Agreement. The number of shares of Common Stock subject to the Warrant and the Exercise Price may not be amended, and the right to exercise this Warrant may not be waived, without the written consent of the holders of a majority of the shares of Common Stock issuable upon exercise of the Warrants issued pursuant to the Purchase Agreement (it being agreed that an amendment to or waiver under any of the provisions of Section 11 of this Warrant shall not be considered an amendment of the number of shares subject to the Warrant or the Exercise Price).

          (b)  No Continuing Waiver.  No waivers of, or exceptions to, any term,
               --------------------
condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, further or continuing waiver of any such term, condition or provision.

     11.  Adjustments.  The Exercise Price and the number of shares purchasable
          -----------
hereunder are subject to adjustment from time to time as follows:

          (a)  Issuance of Additional Stock.
               ----------------------------

               (i) If the Company shall issue any Additional Stock without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such Additional Stock, the Exercise Price in effect immediately prior to each such issuance shall forthwith be adjusted to a price per share equal to the product obtained by multiplying the Exercise Price in effect immediately prior to the issuance of such Additional Stock by a fraction, (i) the numerator of which is equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance and (y) the quotient of the aggregate consideration received by the Company upon such issuance, divided by the Exercise Price in effect immediately prior to the issuance of such Additional Stock, and (ii) the denominator of which is the total number of shares of Common Stock outstanding immediately after (and including) such issuance.

          (ii) No adjustment of the Exercise Price shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. No adjustment of such Exercise Price pursuant to Section 11(a)(i) shall have the effect of increasing the Exercise Price above the Exercise Price in effect immediately prior to such adjustment.

          (iii) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for underwriting or otherwise in connection with the issuance and sale thereof.

          (iv) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

          (v) In the event Additional Stock is issued together with other shares or securities or other assets of the Company for consideration which covers both, the consideration allocable to the Additional Stock shall be the proportion of such consideration so received, computed as provided in Sections 11(a) (iii) and (iv) above, as determined in good faith by the Board of Directors.

          (vi) In the case of the issuance (after September 1, 2000 (the "Original Issue Date")) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 11(a):

                 (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 11(a)(iii), (iv) and (v)) if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby. Notwithstanding anything to the contrary herein, no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                    (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 11(a)(iii), (iv) and (v)). Notwithstanding anything to the contrary herein, no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                    (3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Exercise Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                    (4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Exercise Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                    (5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Section 11(a)(vi)(1) and (2) shall be appropriately adjusted to reflect any change, termination, or expiration of the type described in either Section 11(a)(vi)(3) or (4).

               (vii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 11(a)(vi)) by the Company after the Original Issue Date other than:

                     (1) Common Stock issued pursuant to the events described in Sections 11(b), (c), (d) or (e) hereof;

                     (2) shares of Common Stock issuable to employees, agents, consultants, advisors or directors of the Company pursuant to stock options or stock awards granted or to be granted, provided that the grant of such options or awards shall have been approved by the Board of Directors;

                     (3) shares of Common Stock issuable pursuant to warrants outstanding as of the Original Issue Date or any Warrants issued or to be issued pursuant to the Purchase Agreement;

          (b)  Merger, Sale of Assets, etc. If at any time while this Warrant,
               ---------------------------
or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, this Warrant shall thereafter represent the right to acquire the number of shares of stock or other securities which the Holder of this Warrant would have owned immediately after the consummation of such reorganization, merger, consolidation, sale or transfer, if the Holder of this Warrant had exercised this Warrant immediately before the effective date of the reorganization, merger, consolidation, sale or transfer. The foregoing provisions of this Section 11(b) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

          (c)  Reclassification, etc.  If the Company, at any time while this
               ---------------------
Warrant, or any portion thereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.

          (d)  Split, Subdivision or Combination of Shares.  If the Company at
               -------------------------------------------
any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

          (e)  Adjustments for Dividends in Stock or Other Securities.  If while
               ------------------------------------------------------
this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available to it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 11.

          (f)  Certificate as to Adjustments.  Upon the occurrence of each
               -----------------------------
adjustment or readjustment pursuant to this Section 11, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth, in reasonable detail, the event requiring the adjustment or readjustment, the amount of such adjustment or readjustment, the method by which such adjustment or readjustment was calculated, the Exercise Price at the time in effect, and the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant. The Company shall upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate.

          (g)  Adjustment in Number of Shares.  Upon each adjustment of the
               ------------------------------
Exercise Price pursuant to this Section 11, this Warrant shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

               X =  Y x  A
                         -
                         B

                    X = the adjusted number of shares of Common Stock issuable upon exercise of the Warrant by payment of the adjusted Exercise Price.

                    Y = the number of shares of Common Stock previously issuable upon the exercise of the Warrant by payment of the Exercise Price prior to adjustment.

                    A =  the Exercise Price prior to adjustment.

                    B =  the adjusted Exercise Price.

               (h)  Proper Provision.  Notwithstanding anything contained herein
                    ----------------
to the contrary, the Company will not effect any capital reorganization or reclassification of outstanding shares of Common Stock or any Corporate Transaction unless, prior to the consummation thereof, (a) proper provision is made to ensure that the Holder will be entitled to receive the benefits afforded by this Section 11 and (b) if, following such capital reorganization or reclassification of outstanding shares of Common Stock or Corporate Transaction, one or more entities other than the Company shall be required to deliver securities or other property upon exercise of the Warrant, such entity or entities shall assume, by written instrument delivered to Holder, the obligation to deliver to Holder the securities and property to which, in accordance with the foregoing provisions, Holder is entitled. As used herein, "Corporate Transaction" shall mean (i) any consolidation or merger of the Company with or into any other corporation or other entity or Person (as hereinafter defined), or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization own less than fifty percent (50%) of the Company's voting power immediately after such consolidation, merger or reorganization, (ii) any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company=s voting power is transferred to one or more affiliated Persons, or (iii) a sale, lease, transfer or other disposition of all or substantially all of the assets of the Company. A "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

               (i)  Certain Events.  If any event occurs of the type
                    --------------
contemplated by the provisions of this Section 11 but not expressly provided for by such provision, then the Board of Directors shall make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the Holder; provided that no such adjustment shall increase the applicable Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 11.

               (j)  No Impairment.  The Company will not, by any voluntary
                    -------------
action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking, of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

     12.  Interpretation of Warrant.  The parties hereto acknowledge and agree
          -------------------------
that this Warrant has been negotiated at arm's-length and among parties equally sophisticated and knowledgeable in the matters dealt with in this Warrant. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Warrant against the party that has drafted it is not applicable and is waived. The provisions of this Warrant shall be interpreted in a reasonable manner to effect the intent of the parties as set forth in this Warrant.

                                   *   *   *

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized as of the date first above written, intending to be legally bound hereby.


                              OPINION RESEARCH CORPORATION


                              By: /s/ Douglas L. Cox
                                  -----------------------------------
                                  Name:  Douglas L. Cox
                                  Title: Executive Vice President

                              NOTICE OF EXERCISE
                              ------------------

To:  OPINION RESEARCH CORPORATION


          The undersigned hereby elects to purchase ________________ shares of Common Stock of Opinion Research Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

          Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                                    _______________________________________
                                    (Name)


                                    _______________________________________
                                    (Name)


     Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:


                                    _______________________________________
                                    (Name)


                                    _______________________________________
                                    (Name)


____________________
(Date)

                                ASSIGNMENT FORM
                                ---------------

     FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

     Name of Assignee               Address                No. of Shares
     ----------------               -------                -------------




and does hereby irrevocably constitute and appoint Attorney ________________ to make such transfer on the books of Opinion Research Corporation maintained for the purpose, with full power of substitution in the premises.

     The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.



                                    ___________________________________________
                                    Signature of Holder



Dated _____________________